Ernst & Young LLP 5 Times Square New York, NY 10036	Tel: +1 212 773 3000 ey.com

June 18, 2015

Matthew Begley

Chief Financial Officer

Ionic Capital Management LLC

475 Fifth Avenue - 9th Floor

New York, NY 10017

Dear Mr. Begley:

Enclosed is a manually signed copy of our consent to the use of our reports dated June 15, 2015, on the December 31, 2013 and December 31, 2014 financial statements of Ionic Absolute Return Fund LLC in connection with filing on Form N-1A and related Prospectus and Statement of Additional Information of American Beacon Ionic Strategic Arbitrage Fund, a series of American Beacon Fund, to be filed with the Securities and Exchange Commission on or around June 18, 2015.

Please retain this letter and the enclosure in your files as evidence of our authorization to include the enclosed consent in such filing.

If you have any questions regarding the form or use of this report, please call me at 212-773-8602.

Very truly yours,

/s/ Dave Gross

Dave Gross

Partner

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated June 15, 2015, on the December 31, 2013 and December 31, 2014 financial statements of Ionic Absolute Return Fund LLC in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of American Beacon Ionic Strategic Arbitrage Fund, a series of American Beacon Fund, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 223 to the Registration Statement of American Beacon Funds under the Securities Act of 1933 (Registration No. 033-11387).

/s/ Ernst & Young, LLP

New York, New York

June 18, 2015